Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SINTX Technologies, Inc. (previously known as Amedica Corporation)

Salt Lake City, Utah

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of our report dated March 25, 2020, relating to the consolidated financial statements of SINTX Technologies, Inc., and subsidiaries (collectively, the Company), appearing in the Annual Report on Form 10-K of the Company as of December 31, 2019 and for the year then ended.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ TANNER LLC

Salt Lake City, UT
October 2, 2020